UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 6, 2009

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL		60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(1)	Effective February 12, 2009, the Nalco Holding Company Board of Directors appointed Mr. Paul J. Norris as a Director of the Company. Mr. Norris is a Director and Non-Executive Chairman of Sealy Corporation. He is also a Director of W.R. Grace and Company and FMC Corporation and performs advisory services for Kohlberg Kravis Roberts & Co. Mr. Norris is a Class II Director whose term expires in 2009.

(2)	Mr. Norris’ compensation will be an annual cash retainer of $70,000 and a fee of $1,500 for each committee meeting attended. Mr. Norris’ compensation will also include stock options and/or restricted stock awards under the Company’s 2004 Stock Incentive Plan.

(3)	The Board assigned Mr. Norris to serve on the Compensation and the Safety, Health and Environment committees. The Board also made committee assignments for Carl M Casale, who was named a Director in October. He will serve on the Nominating and Corporate Governance Committee and the Safety, Health and Environment Committee

(4)	None.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Press release of Nalco Holding Company dated January 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman

Secretary

Date: January 7, 2009